UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2010

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 8, 2010, Odyssey Marine Exploration, Inc. (“Odyssey”) filed an Amendment to Certificate of Designation (the “Initial Amendment”) relating to Odyssey’s Series G 8% Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), with the Nevada Secretary of State. On October 11, 2010, Odyssey filed a Certificate of Correction (the “Correction Certificate”) relating to the Initial Amendment with the Nevada Secretary of State. The Initial Amendment, as corrected by the Correction Certificate, is referred to in this Current Report on Form 8-K as the “Amendment.”

The Amendment sets forth a modification to the Certificate of Designation for the Preferred Stock, which was filed with the Nevada Secretary of State on October 7, 2010. The Amendment provides that no holder of the Preferred Stock may exercise its voting rights with respect to the Preferred Stock if doing so would result in the holder beneficially owning in excess of 9.9% of the outstanding common stock, unless waived by the holder upon 61 days’ notice to Odyssey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: October 15, 2010	By:	/s/ Michael J. Holmes
Michael J. Holmes
Chief Financial Officer